UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.             )

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Torotel, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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TOROTEL, INC.
620 North Lindenwood Drive
Olathe, Kansas  66062

September 17, 2007

Dear Shareholder:

You are cordially invited to attend the annual meeting of the shareholders of Torotel, Inc., a Missouri corporation (the “Corporation”), to be held at 4:30 p.m. local time on Monday, October 15, 2007, at the offices of Stinson Morrison Hecker LLP, 1201 Walnut Street, 29th Floor, Kansas City, MO  64106, to transact business as set forth in the formal notice that follows.

YOUR VOTE IS IMPORTANT. Whether or not you expect to attend the annual meeting, please sign and date the accompanying Proxy and return it promptly in the enclosed postage paid envelope. If you decide to attend the annual meeting, you may revoke your Proxy and vote your shares in person.

As always, we appreciate your loyalty and support as a shareholder of the Corporation.

Sincerely,

Dale H. Sizemore, Jr.
Chairman and Chief Executive Officer

TOROTEL, INC.

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To Be Held Monday, October 15, 2007

TO THE SHAREHOLDERS OF TOROTEL, INC.:

NOTICE is hereby given that the annual meeting (the “Meeting”) of the shareholders of Torotel, Inc., a Missouri corporation (the “Corporation”), will be held at 4:30 p.m. local time on Monday, October 15, 2007, at the offices of Stinson Morrison Hecker LLP, 1201 Walnut Street, 29th Floor, Kansas City, MO  64106, for the following purposes:

1.                 To elect two members to serve on the Board of Directors of the Corporation for a three-year term and until each of their successors has been duly elected and qualified, unless such member shall sooner die, resign or be removed;

2.                 To approve an amendment to the Corporation’s Articles of Incorporation to increase the number of authorized shares of common stock, par value $.01 per share, from 6,000,000 to 20,000,000 shares;

3.                 To consider and vote upon three shareholder proposals set forth on pages 20 through 24 in the accompanying Proxy Statement; and

4.                 To transact such other business as may properly come before the Meeting or any postponement or adjournment thereof.

Shareholders of record at the close of business on August 31, 2007, will be entitled to receive notice of and to vote at the Meeting. The accompanying Proxy is solicited by the Board of Directors. All of the above matters are more fully described in the accompanying Proxy Statement, into which this Notice is incorporated by reference.

Shareholders are cordially invited to attend the Meeting in person. WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE SIGN AND DATE THE ACCOMPANYING PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED POSTAGE PAID ENVELOPE. IF YOU DECIDE TO ATTEND THE MEETING, YOU MAY REVOKE YOUR PROXY AND VOTE YOUR SHARES IN PERSON.

BY ORDER OF THE BOARD OF DIRECTORS

H. James Serrone
Secretary of Torotel, Inc.
September 15, 2007

TOROTEL, INC.
620 North Lindenwood Drive
Olathe, Kansas  66062

PROXY STATEMENT

FOR THE ANNUAL MEETING OF SHAREHOLDERS

To Be Held Monday, October 15, 2007

GENERAL INFORMATION

Security Holders Entitled to Vote

Holders of shares of common stock, par value $.01 per share (the “Common Stock”), of Torotel, Inc., a Missouri corporation (the “Corporation” or “Torotel”), of record at the close of business on August 31, 2007 (the “Shareholders”), will be entitled to vote at the annual meeting of the Shareholders to be held at 4:30 p.m. local time on Monday, October 15, 2007, at the offices of Stinson Morrison Hecker LLP, 1201 Walnut Street, 29th Floor, Kansas City, MO  64106, and at any subsequent time which may be necessary by the postponement or adjournment thereof (the “Meeting”). The Corporation’s principal executive offices are located at 620 North Lindenwood Drive, Olathe, Kansas 66062, and its telephone number is (913) 747-6111.

This Proxy Statement, together with the Notice of Annual Meeting, the enclosed Proxy, and the accompanying 2007 Annual Report to Shareholders, were initially distributed to the Shareholders on or about September 17, 2007.

If the enclosed Proxy is properly executed and returned prior to voting at the Meeting, the shares represented thereby will be voted in accordance with any specifications made therein. If you do not indicate instructions on your Proxy, then your shares will be voted as follows:

•                    “FOR” the nominees to the Board of Directors of the Corporation (the “Board of Directors”, or the “Board”, and each member thereof, a “Director”) in the election of Directors, as more fully described in the section herein entitled “Proposal One;”

•                    “FOR” the amendment to the Corporation’s Articles of Incorporation to increase the number of authorized shares of common stock, as more fully described in the section herein entitled “Proposal Two;” and

•                    “AGAINST” each of the three shareholder proposals.

Quorum

A majority of the outstanding shares of Common Stock entitled to be voted as of the Record Date (as defined herein) at the Meeting, represented in person or by Proxy, is necessary to constitute a quorum to transact business at the Meeting. If a quorum is present, the two nominees for Director receiving the greatest number of votes at the Meeting will be elected to the Board of Directors. The affirmative vote of a majority of the shares of Common Stock present, in person or by proxy, and entitled to vote at the Meeting, shall be required to approve the proposed amendment to the Corporation’s Articles of Incorporation and to approve any other matters to come before the Meeting.

Abstentions and Broker Non-votes

Abstentions and broker non-votes (which occur if a broker or other nominee does not have discretionary authority and has not received voting instructions from the beneficial owner with respect to a particular item) are counted for purposes of determining the presence or absence of a quorum for the transaction of business. Abstentions are counted in tabulations of the votes cast on proposals presented to the Shareholders and have the same legal effect as a vote against a particular proposal. Broker non-votes are not counted for purposes of determining whether a proposal has been approved by the requisite Shareholder vote. The Shareholders will not have dissenters’ rights of appraisal with respect to any of the actions to be taken at the Meeting.

Revocability of Proxies

Shareholders who execute Proxies retain the right to revoke them at any time before they are voted by notifying the Secretary of the Corporation in writing, by delivering a duly authorized Proxy bearing a later date, or by attending the Meeting and voting in person.

Solicitation

The accompanying Proxy is being solicited by and on behalf of the Board of Directors. Solicitation will be by mail. Proxy cards and materials will be distributed to beneficial owners through brokers, custodians, nominees and similar parties. The Corporation estimates that the total amount to be spent in solicitation of the Proxies will be approximately $7,000. The entire cost of this solicitation, including the expenses of printing and mailing this proxy statement to the Shareholders, the accompanying Notice of Annual Meeting of Shareholders, proxy form, and Annual Report for fiscal year ended April 30, 2007, will be paid by the Corporation. In addition, the Corporation may reimburse brokerage firms and others for their expenses in forwarding solicitation materials regarding the Meeting to beneficial owners. In addition to solicitation by mail, officers and regular employees of the Corporation may solicit proxies from Shareholders by telephone, telegram, electronic mail or personal interview. Such persons will receive no additional compensation for such services.

VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

The securities entitled to be voted at the Meeting consist of shares of Common Stock of the Corporation. Each Shareholder is entitled one vote per each share of Common Stock, except in the election of directors where Shareholders have cumulative voting rights as described below under “Cumulative Voting.”  There were 5,952,340 shares of Common Stock issued and outstanding (exclusive of treasury shares) at the close of business on the record date of the Meeting.

The close of business on August 31, 2007 has been fixed by the Board of Directors as the record date (the “Record Date”) for determining the Shareholders who will be entitled to vote at the Meeting. The following persons beneficially own more than 5% of the outstanding Common Stock of the Corporation:

	Amount Beneficially		Percent
Name and Address of Beneficial Owner	Owned		of Class
Alexandra Z. Caloyeras	845,835	(a)	14.2%
110 Sullivan Street Apt 4B New York, NY 10012
Aliki S. Caloyeras	845,835	(b)	14.2%
62 Watts Street #2 New York, NY 10014
Basil P. Caloyeras	845,835	(c)	14.2%
2041 West 139th Street Gardena, CA 90249

(a)           Alexandra Z. Caloyeras’ individual direct ownership is 769,667 shares. Ms. Caloyeras’ indirect ownership includes 76,168 shares which is equivalent to 33.33% of the 228,505 shares owned by the Caloyeras Family Partnership L.P., a limited partnership in which Ms. Caloyeras is a limited partner. Alexandra Z. Caloyeras is the sister of Aliki S. Caloyeras and Basil P. Caloyeras.

(b)          Aliki S. Caloyeras’ individual direct ownership is 769,667 shares. Ms. Caloyeras’ indirect ownership includes 76,168 shares which is equivalent to 33.33% of the 228,505 shares owned by the Caloyeras Family Partnership L.P., a limited partnership in which Ms. Caloyeras is a limited partner. Aliki S. Caloyeras is the sister of Alexandra Z. Caloyeras and Basil P. Caloyeras.

(c)           Basil P. Caloyeras’ individual direct ownership is 769,666 shares. Ms. Caloyeras’ indirect ownership includes 76,169 shares which is equivalent to 33.34% of the 228,505 shares owned by the Caloyeras Family Partnership L.P., a limited partnership in which Mr. Caloyeras is a limited partner. Basil P. Caloyeras is the brother of Alexandra Z. Caloyeras and Aliki S. Caloyeras.

Equity Compensation Plan Information

The following table sets forth the common shares of Torotel to be issued pursuant to a compensation plan upon the exercise of outstanding options, warrants and rights as of April 30, 2007.

Plan Category	Number of Securities to be Issued upon Exercise of Outstanding Options, Warrants and Rights	Weighted Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance under Equity Compensation Plans (excluding securities reflected in Column A)
Plans approved by shareholders	-0-	-0-	-0-
Plans not approved by shareholders	-0-	-0-	-0-
Total	-0-	-0-	-0-

INFORMATION REGARDING THE CORPORATION

Annual Report

This Proxy Statement is accompanied by the Annual Report to Shareholders for the fiscal year ended April 30, 2007 (the “Annual Report”). Torotel will furnish without charge to each person whose proxy is being solicited, upon the written request of any such person, a copy of Torotel’s annual report on Form 10-KSB for the fiscal year ended April 30, 2007, as filed with the Securities and Exchange Commission, including the financial statements and a list of exhibits to such Form 10-KSB. Torotel will furnish to any such person any exhibit described in the list of exhibits upon the advance payment of a reasonable fee.  Requests for a copy of the Form 10-KSB and/or any exhibit should be directed to the Chief Financial Officer, c/o Torotel, Inc., 620 North Lindenwood Drive, Olathe, Kansas, 66062.

PROPOSAL ONE
ELECTION TO THE BOARD OF THE DIRECTORS

Election of Director

The Board of Directors currently consists of six individuals. The Bylaws of the Corporation, as amended, provide that the Board of Directors shall consist of Director Positions 1 through 7 with overlapping three-year terms. Director Position 7 is presently vacant and there are no immediate plans to fill this vacancy. A class of directors is to be elected each year for a term extending to the third succeeding Annual Meeting after such election or until their respective successors are duly elected and qualified. The term of Director Positions 5 and 6 expires at the current Annual Meeting. The Board of Directors has nominated Anthony H. Lewis to stand for election for Direction Position 5 and Stephen K. Swinson to stand for election for Director Position 6.

The votes will be cast pursuant to the enclosed proxy for the election of the nominees named below unless specification is made withholding such authority. The nominees are presently directors of the Corporation. Should said nominee for Director Position 5 or 6 become unavailable, which is not anticipated, the proxies named in the enclosed proxy will vote for the election of such other person as the Board of Directors may recommend. Proxies may not be voted for a greater number of persons than the nominees named.

Biographical Information

Biographical summaries concerning the current Board of Directors, the nominees, the Corporation’s executive officers and significant employees, and information with respect to the number of shares of Common Stock beneficially owned by each as of August 31, 2007, are shown below. The number of shares beneficially owned includes shares, if any, held in the name of the spouse, minor children, or other relatives of the individual living in his or her home, as well as shares, if any, held in the name of another person under an arrangement whereby the individual enjoys the right to vote such shares or to use of the income from such shares, or whereby the individual can vest or re-vest title in himself or herself immediately or at some future time. Dale H. Sizemore, Jr., both a Director and an officer, and Richard A. Sizemore, a Director, are brothers.

Biographical Summaries of Directors, Nominee, Executive Officers, and Significant Employees	Shares of Common Stock Beneficially Owned at August 31, 2007		Percent of Class
Dale H. Sizemore, Jr., age 55	265,091	(a)	4.5%
Chairman of the Board, President and Chief Executive Officer of the Corporation 620 North Lindenwood Drive Olathe, KS 66062

Mr.  Sizemore became a Director in 1984. He has served as Chairman and Chief Executive Officer primarily since 1995. Mr. Sizemore has served as President from 1995 to 1996, and since April 1999. He was involved in private business interests from 1983 to 2001. In January 2002, Mr. Sizemore became an active member of Torotel’s management team. Mr. Sizemore has a bachelor’s degree in electrical engineering, a master’s degree in business administration and a juris doctorate from the University of Kansas. Mr. Sizemore sold his telecommunications company to a public company in 1995 and continued to serve as a vice president of acquisitions until 1998. Mr. Sizemore was involved with several local enterprises until 2001. Mr. Sizemore’s term as director expires in 2009.

Biographical Summaries of Directors, Nominee, Executive Officers, and Significant Employees	Shares of Common Stock Beneficially Owned at August 31, 2007		Percent of Class
H. James Serrone, age 52	109,916	(b)	1.8%
Director, Vice President of Finance, Secretary and Chief Financial Officer of the Corporation 620 North Lindenwood Drive Olathe, KS 66062

Mr. Serrone became a Director in 1999. He joined Torotel in 1979 and was named Vice President in 1993. Mr. Serrone has served as Vice President of Torotel Products since 1992 and General Manager since 1996. Mr. Serrone has an accounting degree from Missouri Valley College and a master’s degree in business administration from Rockhurst University. Mr. Serrone’s term as a director expires in 2008.

S. Kirk Lambright, Jr., age 38	-0-	0.0%
Director of the Corporation 620 North Lindenwood Drive Olathe, KS 66062

Mr. Lambright was appointed a Director in June 2007. Mr. Lambright is presently the chief operations officer and chief legal counsel for Mariner Wealth Advisors, a registered investment advisor firm. Prior to joining Mariner, he was a member, co-chief executive officer, president and general counsel for Classic Eagle Distributing, LLC, an exclusive Anheuser-Busch wholesaler serving six counties in Kansas. He has also held various management positions at Anheuser-Busch Companies. Mr. Lambright holds a bachelor of science degree in business administration from the University of Missouri, a masters degree in business administration and a juris doctorate from St. Louis University. Mr. Lambright’s term as a director expires in 2008.

Anthony H. Lewis, age 61	-0-	0.0%
Director of the Corporation 620 North Lindenwood Drive Olathe, KS 66062

Mr.  Lewis became a Director in 2003. Mr. Lewis obtained a business degree from Arizona State University. He is president and chairman of The Executive Committee (TEC) and The Lewis Group (TLG), both of which are executive consulting firms providing services focused on strategic planning and thinking, as well as the development of strategic, technical, financial and human capital disciplines. Prior to his affiliation with TEC and TLG, Mr. Lewis served as president at Conagra Inc., which provided Mr. Lewis with extensive public company experience. Mr. Lewis was also a president of Farmland Industries, Inc. Recently, Mr. Lewis retired from the Air Force Reserve as an officer with 37 years of service, having flown in Vietnam and both Gulf Wars.

Richard A. Sizemore, age 47	264,995	(c)	4.5%
Director of the Corporation 620 North Lindenwood Drive Olathe, KS 66062

Mr.  Sizemore became a Director in 1995. He has more than 25 years of experience in computerized automated production and control systems. Mr. Sizemore is the founder and president of Interactive Design, Inc. (“IDI”), specializing in production automation services since 1987. IDI customers include the defense industry, plastics industry, consumer products, large transformer manufacturer and aviation repair industry. In recent years, IDI’s primary business focus has been on designing, engineering and providing automated inspection equipment to the ammunition industry. Technologies employed include PLC’s, machine vision, robots and material handling. Mr. Sizemore was awarded a patent in 2005 for the design of an inspection system for ammunition. Mr. Sizemore has an electrical engineering degree and a master’s degree in business administration from the University of Kansas. Mr. Sizemore’s term as a director expires in 2009.

Biographical Summaries of Directors, Nominee, Executive Officers, and Significant Employees	Shares of Common Stock Beneficially Owned at August 31, 2007	Percent of Class
Stephen K. Swinson, age 49	-0-	-0-
Director of the Corporation 620 North Lindenwood Drive Olathe, KS 66062

Mr.  Swinson became a Director in 2003. Mr. Swinson is the president and chief executive officer of Thermal Energy Corp. (TECO), an energy company serving the Texas Medical Center (TMC) in Houston, Texas. He has served in this capacity since September 2005. The Texas Medical Center is the world’s largest medical center. It is comprised of 14 hospitals, various professional schools for doctors, dentists and nurses, and research facilities comprising over 25 million square feet. Prior to his affiliation with TECO, Mr. Swinson served as president of Cleveland Brothers Construction Company, LLC, a commercial and residential contractor and developer in the southeast. He also served as the chief financial officer for Cleveland Brothers Inc., the parent company for several businesses that included development, real estate, construction, manufacturing, a golf course and a restaurant. Prior to his affiliation with Cleveland Brothers, Mr. Swinson was a Principal for Index Capital, the investment banking division of Index Powered Financial Services, LLC, specializing in the valuation and negotiation for divestiture or acquisition of small- to mid-cap companies. Mr. Swinson has a mechanical engineering degree and is a registered Professional Engineer. He also has a master’s degree in business administration from Northwestern University.

Benjamin E. Ames, Jr., age 53	270,000	(d)	4.5%
Executive Vice President of Torotel Products 620 North Lindenwood Drive Olathe, KS 66062

Mr.  Ames joined Torotel Products, Inc. in July 2006 with the primary responsibility for new business development. Prior to joining the Corporation, Mr. Ames was vice president of business development and marketing for Airtechnics, Inc., a $90 million provider of aerospace electronic components, located in Wichita, KS. Prior to his affiliation with Airtechnics, Mr. Ames was Chairman of Executive Aircraft Corporation, a provider of aircraft sales, operations, maintenance and avionics refurbishment. Mr. Ames has a bachelor’s  degree in business from the University of Alaska and a master’s degree in aviation technology from Belford University.

All Directors and Executive Officers as a Group (7 persons)	910,002	15.3%

(a)           Dale H. Sizemore, Jr.’s direct ownership is 214,964 shares. Mr. Sizemore’s beneficial ownership includes 50,127 shares which are equivalent to 25% of the 200,506 shares owned by Sizemore Enterprises, a General Partnership in which Mr. Sizemore is a general partner. Mr. Sizemore’s direct ownership includes 84,000 shares issued pursuant to a Restricted Stock Agreement dated August 7, 2007. Based upon the Corporation attaining certain sales and earnings growth and certain other financial goals, the restricted shares pertaining to the Restricted Stock Agreement shall be released from the restrictions on transfer and risk of forfeiture if all performance metrics are met at the end of the five-year vesting period. The Restricted Stock Agreement provides Mr. Sizemore with all voting rights with respect to the restricted shares.

(b)          H. James Serrone’s direct ownership is 109,916 shares. Mr. Serrone’s direct ownership includes 63,000 shares issued pursuant to a Restricted Stock Agreement dated August 7, 2007. Based upon the Corporation attaining certain sales and earnings growth and certain other financial goals, the restricted shares pertaining to the Restricted Stock Agreement shall be released from the restrictions on transfer and risk of forfeiture if all performance metrics are met at the end of the five-year vesting period. The Restricted Stock Agreement provides Mr. Serrone with all voting rights with respect to the restricted shares.

(c)           Richard A. Sizemore’s direct ownership is 140,226 shares, and his wife, Linda V. Sizemore, owns 15,666 shares. Mr. Sizemore’s beneficial ownership includes 58,976 shares which are owned by Mr. Sizemore as trustee for his children, and 50,127 shares which are equivalent to 25% of the 200,506 shares owned by Sizemore Enterprises, a General Partnership in which Mr. Sizemore is a general partner.

(d)          Benjamin E. Ames, Jr.’s direct ownership is 270,000 shares. Mr. Ames’ direct ownership includes 160,000 shares issued pursuant to a Restricted Stock Agreement dated July 31, 2006, and 70,000 shares issued pursuant to a Restricted Stock Agreement dated August 7, 2007. Based upon Mr. Ames attaining mutually agreed upon written annual goals, the restricted shares pertaining to the July 2006 Restricted Stock Agreement shall be released from the restrictions on transfer and risk of forfeiture in the amount of 40,000 shares per year for the next four years beginning July 31, 2008, and each anniversary thereof. Based upon the Corporation attaining certain sales and earnings growth and certain other financial goals, the restricted shares pertaining to the August 2007 Restricted Stock Agreement shall be released from the restrictions on transfer and risk of forfeiture if all performance metrics are met at the end of the five-year vesting period. Both Restricted Stock Agreements provide Mr. Ames with all voting rights with respect to the restricted shares.

None of the Directors holds a directorship in any other company with a class of securities registered pursuant to Section 12 of the Securities Exchange Act of 1934 (the “Exchange Act”), or subject to the requirements of Section 15(d) of the Securities Act of 1933, or any company registered as an Investment Company under the Investment Company Act of 1940.

Director Compensation Table

The following table sets forth the compensation of the named directors for the fiscal year ended April 30, 2007. S. Kirk Lambright, Jr. was not a director during fiscal year ended April 30, 2007.

Name	Fees earned or paid in cash	Stock Awards	Option Awards (a)	Non-equity incentive plan compensation	Non-qualified deferred compensation earnings	All Other Compensation	Total
Anthony H. Lewis	$12,600	$0	$8,000	$0	$0	$0	$20,600
Richard A. Sizemore	$9,900	$0	$8,000	$0	$0	$0	$17,900
Stephen K. Swinson	$12,000	$0	$8,000	$0	$0	$0	$20,000

(a)           Anthony H. Lewis, Richard A. Sizemore and Stephen K. Swinson each received 10,000 stock appreciation rights (“SAR’s”) on May 1, 2006. None of these SAR’s have vested as of April 30, 2007. Messrs. Lewis, Sizemore and Swinson each have an aggregate total of 40,000 SAR’s having a vested fair value of $8,000 in accordance with FAS 123R as of April 30, 2007.

Non-employee directors are compensated at the rate of $6,000 per fiscal year. They also receive $600 for each Board meeting attended in person, $300 for each Board meeting attended by telephone, $400 for each Board committee meeting attended in person and $200 for each Board committee meeting attended by telephone. Dale H. Sizemore, Jr. and H. James Serrone, who are employees of the Corporation, are compensated at the rate of $100 per Board of Directors meeting attended, exclusive of telephone meetings. The compensation paid to Dale H. Sizemore, Jr. and H. James Serrone for their service as Directors is contained in the Summary Compensation Table.

Board Meetings

During the fiscal year ended April 30, 2007, the Board of Directors held a total of nine (9) meetings, four (4) of which were via teleconference. Each of the incumbent directors attended more than 75% of the Board of Directors meetings held while he was a Director.

Under the policies of the Board, Directors are expected to attend regular Board meetings,  Board committee  meetings and annual stockholder meetings. Due to flight cancellations, Anthony H. Lewis and Stephen K. Swinson did not attend the last annual meeting on October 17, 2006.

Committees

Compensation and Nominating Committee

The Compensation and Nominating Committee (the “Committee”) of the Board of Directors was established in December 2004 and is comprised of three independent directors, S. Kirk Lambright, Jr., Anthony H. Lewis and Stephen K. Swinson. The Committee operates under a written charter, which is posted on the Corporation’s website at www.torotelproducts.com.

The purpose of the Committee is to assist the Board of Directors by (i) identifying, reviewing, and evaluating individuals’ qualification to become members of the Board of Directors; (ii) setting the compensation of the Corporation’s officers and performing other compensation oversight; (iii) reviewing and recommending the nomination of Directors; and (iv) assisting the Board of Directors with other related tasks, as assigned from time to time. The Committee held six (6) meetings during the last fiscal year, and each Committee member attended at least 75% of the meetings held while he was a member of the Committee.

The Committee will review the present needs of the Board and establish criteria as to particular qualifications in terms of background and experience that could meet such needs. At a minimum, the Committee believes that nominees for Directors should have either experience in the industry (but not with a competitor of the Corporation) in which the Corporation engages, or professional, business or academic qualifications that differ from existing members of the Board and could augment the aggregate expertise possessed by Board members. The Committee further believes that all nominees should be able to make a contribution to the Board that will enhance the development and growth of the Corporation’s business and shareholder value, devote adequate time to service as a Director, and work well with other Board members in a collegial manner.

The Committee evaluates prospective nominees identified on its own initiative or referred to it by other Board members, management, shareholders or external sources and all self-nominated candidates. The Committee uses the same criteria for evaluating candidates nominated by shareholders and self-nominated as it does for those proposed by other Board members, management and external sources, as follows:

Leadership Experience:   Directors should possess significant leadership experience, such as experience in business, finance/accounting, law, education or government, and shall possess qualities reflecting a proven record of accomplishment and ability to work with others.

Commitment to the Corporation’s Values:   Directors shall be committed to promoting the financial success of the Corporation and preserving and enhancing the Corporation’s reputation as a leader in American business, and in agreement with the values of the Corporation as embodied in its Codes of Conduct.

Reputation and Integrity:   Directors shall be of high repute and recognized integrity and not have been convicted in a criminal proceeding or be named a subject of a pending criminal proceeding (excluding traffic violations and other minor offenses). Such person shall not have been found in a civil proceeding to have violated any federal or state securities or commodities law, and shall not be subject to any court or regulatory order or decree limiting his or her business activity, including in connection with the purchase or sale of any security or commodity.

Absence of Conflicts of Interest:   Directors shall be free of conflicts of interest and potential conflicts of interest. Directors should not have any interests that would materially impair his or her ability to exercise independent judgment or otherwise discharge the fiduciary duties owed by a director to the Corporation and its shareholders.

Business Understanding:   Directors should have a general appreciation regarding major issues facing public companies of size and operational scope similar to that of the Corporation, including business strategy, business environment, corporate finance, corporate governance and board operations.

Available Time:   Directors should have sufficient time to effectively carry out their duties, including preparing for and attending Board meetings, meetings of the Board committees on which they serve and the Annual Meeting of Shareholders, after taking into consideration their other business and professional commitments.

Independence:   Directors should be independent in their thought and judgment and be committed to enhancing long-term value for all shareholders. Non-management Directors must meet the independence requirements of NASDAQ Stock Market and all applicable laws and regulations.

Non-Compete/Non-Disclosure:   All non-management Directors shall annually execute a Non-Compete/Non-Disclosure Agreement. Management Directors’ restrictions are contained in their employment agreements.

In accordance with Article II, Section 13 of the Corporation’s Amended and Restated By-Laws, the Committee will consider bona fide recommendations by shareholders as to potential Director nominees who meet the above standards. Any shareholder wishing to submit such a recommendation for possible inclusion in the Corporation’s Proxy Statement should send a letter to the Secretary of the Corporation, postmarked no later than 120 days prior to the calendar day before the date the Corporation’s Proxy Statement mailed to shareholders in connection with the Corporation’s annual meeting held during the prior year. In addition, shareholders may submit the names of proposed nominees for election to the Board by delivering the name of the candidate to the principal executive offices of the Corporation not less than 50 nor more than 75 days before the Annual Meeting of Shareholders, as described in more detail in Article II, Section 13 of the Corporation’s Amended and Restated By-Laws. The notice must identify its writer as a shareholder of the Corporation, provide evidence of the writer’s stock ownership, and provide:

•                    The name, age, business address, and residence address of the person;

•                    The principal occupation or employment of the person;

•                    The class and number of shares of capital stock of the Corporation which are beneficially owned by the person; and

•                    Any other information relating to the person that is required to be disclosed in solicitations for proxies for election of directors pursuant to Regulation 14A of the Securities Exchange Act of 1934, as amended.

All candidates recommended to the Committee must meet the independence standards under the applicable listing standards for the NASDAQ Stock Market. The Committee will then consider whether such proposed nominees meet the criteria described above for Director candidates.

The Committee received letters dated April 20, 2007, and July 27, 2007, from counsel for Basil Caloyeras, nominating two individuals to serve as directors of the Corporation on behalf of Mr. Caloyeras. The Committee carefully considered such nominations, but determined that they did not satisfy the criteria described above for Director candidates. Among other things, the first proposed nominee, Mr. Caloyeras, is an officer and indirect owner of Magnetika, Inc., which competes with the Corporation (which is prohibited under the criteria for evaluating Director nominees described above). The Committee was also concerned about Mr. Caloyeras’ conflicts of interests because of the related party transactions described in this Proxy Statement. The Committee determined that Mr. Caloyeras’ second proposed nominee, George Smith, lacks the type of business experience identified by the Committee as currently being needed by the Corporation and may also have conflicts of interest because of his relationship with Mr. Caloyeras. As a result, the only nominees presented for election at this Annual Meeting will be Anthony H. Lewis and Stephen K. Swinson, both of whom were nominated by the Committee and currently serve as independent directors previously elected by the shareholders.

Audit Committee

The Audit Committee of the Board of Directors was established in December 2004 and is comprised of three independent directors, S. Kirk Lambright, Jr., Anthony H. Lewis and Stephen K. Swinson. The Board of Directors considers Stephen K. Swinson to be an audit committee financial expert based on his experience as a chief financial officer. The Audit Committee operates under a written charter, which is posted on the Corporation’s website at www.torotelproducts.com.

The purpose of the Audit Committee is to assist the Board of Directors in overseeing: (i) the integrity of the accounting and financial reporting processes and systems of internal accounting and financial controls of the Corporation; (ii) the performance of the internal audits and integrity of the financial statements of the Corporation; (iii) the annual independent audit of the Corporation’s financial statements, the engagement of the independent auditor and the annual evaluation of the independent auditor’s function, qualifications, services, performance and independence; (iv) the performance of the Corporation’s internal and independent audit functions; (v) the compliance by the Corporation with legal and regulatory requirements related to the Audit Committee Charter, including the Corporation’s disclosure controls and procedures; and (vi) the evaluation of the Corporation’s risk issues. The Audit Committee held one (1) meeting during the last fiscal year and each member attended the meeting that was held while he was a member of the Committee.

Shareholder Communications with the Board

Mail can be addressed to Directors in care of the Office of the Secretary, c/o Torotel, Inc.,
620 No. Lindenwood Drive, Olathe, Kansas 66062. At the direction of the Board of Directors, all mail received will be opened and screened for security purposes. The mail will then be logged in. All mail, other than trivial or obscene items, will be forwarded. Trivial items will be delivered to the Directors at the next scheduled Board meeting. Mail addressed to a particular Director will be forwarded or delivered to that Director. Mail addressed to “Outside Directors” or “Non-Management Directors” will be forwarded or delivered to the Chairman of the Audit Committee. Mail addressed to the “Board of Directors” will be forwarded or delivered to the Chairman of the Board.

Cumulative Voting

There will be cumulative voting for the election of Directors. In cumulative voting, each share carries as many votes as there are vacancies to be filled and each Shareholder is permitted to distribute the votes for all of his or her shares among the nominees in any way he or she desires. Since two individuals are nominated, each Shareholder may cast that number of votes which is equal to the number of shares owned by him or her multiplied by two. If no choice is indicated on the enclosed Proxy, the persons named in the Proxy will cumulate the votes and distribute them among the nominees in their discretion. The Proxies cannot be voted for a greater number of persons than the number named herein. If any nominee should be unable to serve, the Proxy will be voted for such person as shall be designated by the Board of Directors of the Corporation to replace any such nominee. The Board of Directors presently has no knowledge that any nominee will be unable to serve.

Board Recommendation

THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE IN FAVOR OF THE ELECTION OF THE NOMINEES TO THE BOARD OF DIRECTORS.

PROPOSAL TWO

APPROVAL OF AMENDMENT OF THE ARTICLES OF INCORPORATION

The Board adopted a resolution to amend, and to recommend that the Corporation’s shareholders approve, an amendment to the Company’s Articles of Incorporation to increase the number of authorized shares of common stock, par value $.01 per share, from 6,000,000 to 20,000,000 shares.

Reasons for and Effect of Amendment

The Board believes it is in the Corporation’s best interests to increase the number of authorized shares of common stock for several reasons. The Board believes the availability of such additional shares will provide the Corporation with the flexibility to issue common stock for a variety of business purposes that may arise, such as the issuance of stock in acquisitions or in connection with strategic transactions, the sale of stock to obtain additional capital, the issuance of stock for employee benefit plans and/or shareholder rights plans, the declaration of stock dividends and distributions, and such other corporate purposes that may be identified in the future by the Board.

The issuance of additional shares of common stock, other than through a stock split in the form of a stock dividend, may have a dilutive effect on earnings per share and, for persons that do not purchase additional shares to maintain their pro rata interest in the Corporation, on such shareholder’s percentage of voting power. Holders of existing common stock have no preemptive right to subscribe for the purchase of any shares of common stock, which means that a shareholder does not have a prior right to buy any new issue of common stock in order to maintain his or her proportionate ownership interest.

The authorized shares of common stock in excess of those issued will be available for issuance at such times and for such purposes as the Board may deem advisable, without further action by Corporation shareholders, except as may be required by applicable law.

The Corporation has no arrangements, agreements, understandings or plans at the present time for the issuance or use of the additional shares of common stock proposed to be authorized. The Board does not intend to issue any shares of common stock except on terms that the Board deems to be in the best interests of the Corporation and its then-existing shareholders.

If the proposal to amend the Corporation’s Articles of Incorporation is delayed or is not approved by the Corporation’s shareholders, the Corporation may find it necessary to convene a special meeting of shareholders in the event the Board wishes to consummate a transaction or take other actions which require a number of shares of common stock in excess of the currently authorized 6,000,000 shares. The special meeting could lead to increased costs and would require additional time to prepare for and hold the special meeting.

No rights of appraisal or similar rights exist with respect to this matter.

Although the Board has no present intention to issue shares of common stock in the future in order to make acquisition of control of the Corporation more difficult, future issuances of common stock, with the exception of stock splits effected as dividends, or preferred stock could have that effect. For example, the acquisition of shares of the Corporation’s common stock by an entity in order to acquire control of the Corporation might be discouraged through the public or private issuance of additional shares of common stock, since such issuance could dilute the stock ownership of the acquiring entity. Common stock could also be issued to existing shareholders as a dividend or privately placed with purchasers that might side with the Board in opposing a takeover bid, thus discouraging such a bid. Certain provisions of Missouri law relating to business combinations with interested shareholders also may create a potential restraint on takeovers or other changes in control of the Corporation.

The Board does not propose the amendment for the purpose of discouraging mergers, tender offers, proxy contests or other changes in control of the Corporation, and is not aware of any specific effort to accumulate the Corporation’s common stock or to obtain control of the Corporation by means of a merger, tender offer, solicitation or otherwise; however, the Board has had discussions with members of the Caloyeras Family Partnership (NV), LLC and understands that the Caloyeras Partnership is considering making a proposal to acquire Torotel. If and when the Caloyeras Partnership proposes such a transaction, the Board will consider the proposal and other strategic alternatives available to Torotel to determine what is in the best interests of Torotel and its shareholders.

Required Vote and Recommendation of Board

The affirmative vote of the holders of a majority of the shares entitled to vote thereon is required to approve the proposed amendment to the Articles. Upon approval by the Corporation’s shareholders, the  proposed amendment will become effective upon the filing of a certificate of amendment with the Secretary of State of Missouri, which will occur as soon as reasonably practicable following approval by the Corporation’s shareholders. If the proposal is not approved by the Corporation’s shareholders at the meeting, the current Articles will remain in effect.

Board Recommendation

THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE IN FAVOR OF THIS PROPOSAL TO AMEND THE CORPORATION’S ARTICLES OF INCORPORATION TO INCREASE THE CORPORATION’S SHARES OF AUTHORIZED COMMON STOCK FROM 6,000,000 TO 20,000,000.

EXECUTIVE OFFICER COMPENSATION

Summary Compensation Table

The following table sets forth the compensation of the named executive officers for each of the Corporation’s last two completed fiscal years.

Name and Principal Position	Year	Salary	Bonus	Stock Awards	Options Awards	All Other Compensation	Total
Dale H. Sizemore, Jr.	2007	$120,000	$-0-	$-0-	-0-	$28,000	$148,000
President and Chief Executive Officer	2006	$120,000	$25,000	$-0-	-0-	$28,000	$173,000
H. James Serrone	2007	$90,000	$-0-	$-0-	-0-	$33,000	$123,000
Vice President of Finance and Chief Financial Officer	2006	$90,000	$25,000	$-0-	-0-	$33,000	$148,000
Benjamin E. Ames, Jr.	2007	$75,000	$21,000	$100,000	-0-	$8,000	$204,000
Executive Vice President of Torotel Products, Inc.	2006	$-0-	$-0-	$-0-	-0-	$-0-	$-0-

The amounts included as All Other Compensation for Messrs. Sizemore and Serrone include the cost of health, dental and life insurance premiums, lease automobiles and expenses associated therewith, and directors fees. The amount for Mr. Ames includes the cost of health, dental and life insurance premiums.

Compensation Philosophy

The Compensation and Nominating Committee is responsible for setting and overseeing the compensation of the Corporation’s officers and directors. The primary objectives of the Corporation’s compensation program are to:

•                    Provide fair, competitive compensation to the Corporation’s officers and employees;

•                    Attract the talent necessary to achieve the Corporation’s business objectives;

•                    Retain the Corporation’s officers and employees by instilling a long-term commitment to the Corporation and its stockholders; and

•                    Develop a sense of Corporation ownership and align the interests of the Corporation’s officers and employees with the stockholders.

To help the Committee fulfill its objectives, in June 2006, the Corporation hired the consulting firm of Compensation Planning Group, Inc. of St. Louis, Missouri (the “Consultant”), to review the Corporation’s compensation plan and make recommendations regarding salaries, incentive compensation goals, types of compensation and plan parameters. In September 2006, the Consultant recommended that (1) the President receive a salary increase of at least 10% to move him closer to the 50th percentile market value of his job, or $169,580 (based on similar organizations with revenues of approximately $6 million); (2) the Chief Financial Officer receive a salary increase of at least 10% to move him closer to the more competitive 75th percentile market value of his job, or $107,518; and (3) the Executive Vice President, Business Development, remain at the 75th percentile market value of his job, or $83,163. The Committee did not enact such salary increases and is considering such recommendations, in light of Torotel’s overall financial performance. The Consultant also recommended that the Committee adopt a short-term incentive plan with a target payout equal to 30% of base salary, and a long-term incentive plan with a target payout equal to 50% of base salary. The Committee recommended both a short-term incentive plan and a long-term incentive plan to the Board, and such plans were approved by the Board effective for fiscal year 2008 (see Exhibits 10.9 and 10.10 of the Corporation’s Form 10-KSB for the fiscal year ended April 30, 2007).

Employment Agreements

The Corporation has employment agreements with Dale H. Sizemore, Jr. in connection with his duties as chairman and chief executive officer, and H. James Serrone in connection with his duties as chief financial officer of Torotel, Inc. and general manager of Torotel Products, Inc. Both agreements became effective June 30, 2006, and will expire on June 30, 2009; provided, however, that on June 30, 2007, and on June 30 of each year thereafter, the term shall be automatically extended for one additional year and shall continue in this manner until the agreement is terminated.

The agreements provide for minimum base monthly salaries of $10,000 and $7,500 for Messrs. Sizemore and Serrone, respectively, plus other benefits and incentive awards as determined by the Board of Directors. The agreements further provide that if a party’s employment is terminated by Torotel without cause, that party will receive a lump-sum severance payment equal to one year of salary, bonus and benefits. In the event of a change of control, if a party is terminated other than for cause or if a party terminates for good reason, the party shall be entitled to receive the greater of (i) one year of salary, bonus and benefits or (ii) the total salary, bonus and benefits for the remaining then-existing term of the employment agreement. The agreements also provide for a restrictive covenant of non-competition for a period of two years following termination of employment.

Option Grants

There were no grants of stock options made to the named executive officers during the Corporation’s last completed fiscal year.

Aggregate Option Exercises and Fiscal Year-End Option Value

There are no options outstanding as of April 30, 2007. The following table sets forth the number of shares acquired on exercise and the value realized on exercise during the year ended April 30, 2007.

Name and Principal Position	Shares Acquired on Exercise	Value Realized on Exercise	No. of Unexercised options at April 30, 2007	Value of Unexercised in-the-money options at April 30, 2007
H. James Serrone	40,000	$2,400	-0-	$-0-
Vice President of Finance and Chief Financial Officer

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth the stock awards granted during the year ended April 30, 2007.

Name and Principal Position	Number of Shares of Stock that have not Vested	Market Value of Shares of Stock that have not Vested	Equity Incentive Plan Awards: Number of Unearned Shares that have not Vested	Equity Incentive Plan Awards: Market Value of Unearned Shares that have not Vested
Benjamin E. Ames, Jr.	160,000	$80,000	-0-	$-0-
Executive Vice President of Torotel Products, Inc.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires executive officers and directors of the Corporation, and persons who beneficially own more than ten percent (10%) of the Corporation’s Common Stock (collectively referred to herein as “Reporting Persons”), to file initial reports of ownership and reports of changes in ownership with the Securities and Exchange Commission (the “Commission”). Reporting Persons are required by Commission regulations to furnish the Corporation with copies of all Section 16(a) forms they file. Based solely upon a review of copies of Forms 3, 4 and 5 and amendments thereto furnished to the Corporation during its most recent fiscal year, the Corporation believes all directors and officers are in compliance with the reporting requirements of Section 16(a) of the Exchange Act.

CERTAIN RELATIONSHIPS AND LEGAL PROCEEDINGS

Employment Agreements

The Corporation has employment agreements with Dale H. Sizemore, Jr. and H. James Serrone, as described above under “Executive Officer Compensation”.

Related Transactions

The Caloyeras family presently controls 42.6% of Torotel’s outstanding common shares, based on the number shares owned and controlled per their Schedule 13-D/A, Amendment No. 7 filed on May 1, 2007. For the year ended April 30, 2007, Electronika, a wholly-owned subsidiary of Torotel, incurred costs of $78,000 for goods and services purchased pursuant to a Manufacturing Agreement with Magnetika, Inc., a corporation owned by the Caloyeras family. Of the amount purchased, $38,000 was due and payable as of April 30, 2007.

Pursuant to a purchase option settlement agreement, filed as Exhibit 10.1 on Form 8-K on April 20, 2007, the Caloyeras family granted to Torotel, until July 31, 2007, the option for Torotel to purchase all, but not less than all, of the 2,537,505 shares of Torotel common stock owned by the Caloyeras family, at seventy cents ($.70) per share for a total cash purchase price of $1,776,000, subject to the provisions of the agreement. As part of the agreement, Basil P. Caloyeras dismissed without prejudice the action captioned Basil Caloyeras v. Torotel, Inc., No. 06-2485-KHV (United States District Court, District of Kansas), agreed to obtain mutual releases of all claims in the event the shares were purchased pursuant to this option, and made a covenant not to sue prior to July 31, 2007, in consideration for Torotel agreeing that neither it, nor any subsidiary or affiliate controlled by it, will, prior to July 31, 2007:  (i) issue any shares, restricted or otherwise, of capital stock of Torotel; (ii) grant any options to purchase any shares of capital stock of Torotel; (iii) enter into any new employment agreements to which Torotel will be a party; (iv) modify, amend or alter any employment agreements to which Torotel is a party; or (v) effect a merger, recapitalization, reorganization or other corporate transaction which would have the effect of diluting the percentage interest of the Caloyeras Family Partnership and the Caloyeras Shareholders in Torotel. Torotel’s Board of Directors asked the Caloyeras family for a 60-day extension of the option, but the extension was not granted and the option expired. It is possible that the Caloyeras family will re-file the litigation.

The Torotel Board of Directors understands that the Caloyeras family is considering making a proposal to acquire Torotel. If and when the Caloyeras family makes such a proposal, the Board will consider the proposal and other strategic alternatives available to Torotel to determine what is in the best interests of Torotel and its shareholders.

AUDIT COMMITTEE REPORT

The following is the report of the Audit Committee of the Board of Directors, with respect to the Corporation’s audited financial statements for the fiscal year ended April 30, 2007. The information contained in this report shall not be deemed to be “soliciting material” or to be “filed” with the Commission, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the Exchange Act, as amended, except to the extent that the Corporation specifically incorporates by reference in such filing.

S. Kirk Lambright, Jr., Anthony H. Lewis and Stephen K. Swinson, as members of the Audit Committee, have reviewed the audited financial statements for the fiscal year ended April 30, 2007, and discussed the same with the Corporation’s management and Mayer Hoffman McCann, P.C. (MHM), the Corporation’s independent accountants. The Audit Committee also discussed with MHM the matters required to be discussed by Statement on Auditing Standards No. 61, and reviewed the written disclosures and the letter from MHM required by Independence Standards Board Standard No. 1, and has discussed their independence with MHM.

Based on the reviews and discussions referred to above, the Audit Committee recommended that the financial statements referred to above be included in the Corporation’s annual report on Form 10-KSB for the fiscal year ended April 30, 2007. The Audit Committee considered and concluded that the provision of non-audit services by the independent auditors was compatible with maintaining their independence.

Audit Committee:
Stephen K. Swinson, Chairman
S. Kirk Lambright, Jr.
Anthony H. Lewis

FEES PAID TO THE INDEPENDENT ACCOUNTANTS

Audit Fees

MHM billed the Corporation aggregate fees of $90,101 and $78,250 for professional services rendered for the audit of the Corporation’s annual consolidated financial statements for the fiscal years ended April 30, 2007 and 2006, respectively, and for reviews of the consolidated financial statements included in the Corporation’s quarterly reports on Form 10-QSB for the first three quarters of fiscal 2007 and 2006.

Audit-Related Fees

Grant Thornton LLP billed the Corporation aggregate fees for professional services rendered of $2,075 in fiscal 2007 in connection with fiscal 2005 audit report requirements.

Tax Fees

MHM billed the Corporation aggregate fees of $10,000 for professional services rendered in connection with tax preparation, tax consultation, and statutory filings in fiscal 2007.

Grant Thornton LLP billed the Corporation aggregate fees of $13,949 for professional services rendered in connection with tax preparation, tax consultation, and statutory filings in fiscal 2006.

All Other Fees

None.

The Audit Committee considered whether the provision by MHM of the non-audit services listed above is compatible with maintaining MHM’s independence and concluded that it is.

The Audit Committee has policies and procedures for pre-approving all audit and non-audit work to be performed in the future by the Corporation’s independent accountants. Accordingly, the Audit Committee approved 100% of the services set forth above.

SHAREHOLDER PROPOSALS

The Corporation has been notified that three shareholders intend to present proposals for consideration at the Meeting. As required by the Exchange Act, the text of the shareholder proposals and supporting statements appear as submitted to the Corporation  by each shareholder. The Board and the Corporation accept no responsibility for the contents of the proposals or the supporting statements. The Board recommends a vote against each of these proposals for the broader policy reasons set forth below.

PROPOSAL THREE
SHAREHOLDER PROPOSAL REGARDING BY-LAW AMENDMENTS

Basil P. Caloyeras, 2041 West 139th Street, Gardena, CA  90249, is the beneficial owner of 845,835 shares of Common Stock and has submitted the following proposal:

RESOLVED, that the shareholders of Torotel, Inc. (the “Corporation”) recommend to the Board of Directors that they submit to the Shareholders for a vote an Amendment to Article Nine of the Corporation’s Articles of Incorporation and an Amendment to the Articles of Incorporation by adding a New Article at the end of the Articles of Incorporation, that would have the effect of removing certain related provisions of the Corporation’s Amended and Restated By-Laws and preventing further amendment that would have adverse effects on shareholder rights, which will read as follows:

Article Nine, as Amended:

“Only a majority of the Shareholders shall have the power to make, alter, amend, suspend, or repeal the By-Laws for the Corporation from time to time.”

New Article to be Added at End of Articles of Incorporation:

“With respect to the By-Laws in effect as of the date of this amendment, the following provision is hereby revoked in its entirety:  Article XIII.”

Supporting Statement

Limiting the ability of shareholders to take governance actions granted to them by law unduly restricts their rights and decreases shareholder value by preventing shareholders from legally protecting their investment in the Corporation.

On June 30, 2006, the Board amended and restated the By-Laws to restrict shareholders from properly presenting and acting upon matters at shareholder meetings. The amendments increased to two-thirds the shareholder vote required to amend the By-Laws. These new By-Laws are part of an overall plan by the current Board and management to retain excessive control of the Corporation at the expense of shareholders.

The proposal restores to shareholders the power to execute the full breadth of their rights under Missouri law.

Please vote FOR this proposal.

Board Recommendation

The Board has seriously considered the proposal concerning simple majority voting to amend the By-Laws and strongly believes it is NOT in the best interests of the Company or its shareholders. The Board recommends that the shareholders vote AGAINST the proposal.

When the Board amended and restated the By-Laws on June 30, 2006, to require a two-thirds, rather than a majority, shareholder vote to amend the By-Laws, a primary concern of the Board was protecting minority shareholders against possible self-interested actions by one or a few large shareholders. The Board remains concerned about protecting shareholders from possible conflict of interest transactions and anti-competitive influences by one or a few large shareholders. The Board continues to believe that it is prudent, appropriate and necessary for the protection of all shareholders that the Company maintain the two-thirds shareholder voting requirement to amend the By-Laws.

Contrary to the proponent’s belief, this limited supermajority voting requirement is not intended to allow management to retain excessive control of the Company. By design, this provision ensures that fundamental changes in the Company’s governance structure can only be made through a broad consensus. The Board believes the Company’s By-Laws properly prevent radical changes in the Company’s form of corporate governance without approval from a fair cross-section of the Company’s shareholders.

The Board is fully committed to a reasonable and balanced structure for good corporate governance. To this end, the Board’s Compensation and Nominating Committee, composed entirely of independent directors, continually evaluates additional measures that may be taken to ensure that the Company is governed in a manner that will best facilitate its growth and increase shareholder value. As part of this process, the Compensation and Nominating Committee reviews the supermajority requirements and other governance provisions regularly to ensure they continue to operate in the best interests of the Company’s shareholders.

Required Vote; Recommendation Only.   The affirmative vote of the holders of a majority of shares of the Common Stock present in person or represented by proxy at the Meeting is required to approve this Proposal Three. Shareholders should be aware that this proposal is simply a request that the Board take the actions stated in the proposal. Shareholder approval of Proposal Three would not automatically change the vote required to amend the By-Laws from a supermajority to a majority. A formal amendment would need to be approved by the Board and submitted to a shareholder vote to amend the Articles of Incorporation. Any such amendment would require the affirmative vote of the holders of at least a majority of the Company’s issued and outstanding shares of Common Stock.

THE BOARD RECOMMENDS THAT
YOU VOTE AGAINST THIS PROPOSAL.

PROPOSAL FOUR
SHAREHOLDER PROPOSAL TO ELIMINATE ADVANCE NOTICE BY-LAW PROVISIONS FOR
SHAREHOLDER MEETINGS

Alexandra Z. Caloyeras, 233 West 83rd Street, Apt. 2d, New York, NY  10024, is the beneficial owner of 845,835 shares of Common Stock and has submitted the following resolution:

RESOLVED, that the shareholders of Torotel, Inc. (the “Corporation”) recommend to the Board of Directors that they submit to the Shareholders for a vote an Amendment to the Corporation’s Articles of Incorporation by adding a new article to the Articles of Incorporation that would have the effect of removing certain provisions of the Corporation’s Amended and Restated By-Laws, which will read as follows:

New Article to be Added at End of Articles of Incorporation:

“With respect to the By-Laws in effect as of the date of this amendment, the following provision is hereby revoked in its entirety:  Article II, Section 14.”

Supporting Statement

On June 30, 2006, the Board amended and restated the By-Laws to restrict shareholders from properly presenting and acting upon matters at shareholder meetings. These new By-Laws are part of an overall plan by the current Board and management to retain excessive control of the Corporation at the expense of shareholders.

The proposal restores to shareholders the power to execute the full breadth of their rights under Missouri law.

Please vote FOR this proposal.

Board Recommendation

The Board has seriously considered the proposal to eliminate advance notice requirements for bringing action at a shareholders’ meeting and strongly believes it is NOT in the best interests of the Company or its shareholders. The Board recommends that the shareholders vote AGAINST the proposal.

The Board believes the Company’s current advance notice requirements for bringing business before a shareholder meeting are fair to and in the best interests of all shareholders. When the Board enacted the notice requirements on June 30, 2006, one of its primary goals was to provide for an orderly, deliberative process for nominating directors and conducting meetings.

Contrary to proponent’s belief, the advance notice requirements do not allow the Board and management to retain excessive control of the Company. Instead, the advance notice requirements protect certain fundamental elements of the Company’s corporate governance, providing the Board (a majority of whom are independent) with important tools for charting the Company’s strategic course, in order to provide the best result possible for all shareholders.

The Board understands that the advance notice requirements may prevent certain shareholders who fail to comply with the requirements from bringing business before a shareholder meeting. But the Board believes such requirements are necessary to protect minority shareholders and to make certain they are informed about possible conflict of interest or anti-competitive transactions that may be proposed by one or a few large shareholders. The advance notice requirements also encourage any potential acquirer to negotiate with the Board to reach terms that are fair and provide the best results for all shareholders.

Required Vote; Recommendation Only.   The affirmative vote of the holders of a majority of shares of the Common Stock present in person or represented by proxy at the Meeting is required to approve this Proposal Four. Shareholders should be aware that this proposal is simply a request that the Board take the actions stated in the proposal. Shareholder approval of Proposal Four would not automatically eliminate the advanced notice requirements for bringing action at a shareholder meeting or nominating director candidates. A formal amendment would need to be approved by the Board and submitted to a shareholder vote to amend the Articles of Incorporation. Any such amendment would require the affirmative vote of the holders of at least a majority of the Company’s issued and outstanding shares of Common Stock.

THE BOARD RECOMMENDS THAT
YOU VOTE AGAINST THIS PROPOSAL.

PROPOSAL FIVE
SHAREHOLDER PROPOSAL TO REDUCE SIZE OF BOARD

Aliki S. Caloyeras, 7 West 96th Street, Apt. 9D, New York, NY  10025, is the beneficial owner of 845,835 shares of Common Stock and has submitted the following resolution:

RESOLVED, that the shareholders of Torotel, Inc. (the “Corporation”) recommend to the Board of Directors that they submit to the Shareholders for a vote an Amendment to Article Six of the Corporation’s Articles of Incorporation and an Amendment to the Articles of Incorporation by adding a New Article at the end of the Articles of Incorporation, that would have the effect of reducing the number of directors to five and removing certain related provisions of the Corporation’s Amended and Restated By-Laws, which will read as follows:

Article Six, as Amended:

“The number of directors for the Corporation who shall be elected from time to time by a majority of the Shareholders is five.”

New Article to be Added at End of Articles of Incorporation:

“With respect to the By-Laws in effect as of the date of this amendment, the following provision is hereby revoked in its entirety:  The first sentence of Article III, Section 2.”

Supporting Statement

A smaller Board will facilitate more effective governance, reduce expenses and hold directors more accountable to shareholders.

The proposal restores to shareholders the power to execute the full breadth of their rights under Missouri law.

Please vote FOR this proposal.

Board Recommendation

The Board has seriously considered the proposal to reduce the size of the Board to five directors. After careful consideration, the Board strongly believes this proposal is NOT in the best interests of the Company or its shareholders and recommends that the shareholders vote AGAINST this proposal.

The Compensation and Nominating Committee, composed entirely of independent directors, regularly considers and evaluates a broad range of corporate governance issues affecting the Company, including whether to maintain the Company’s current Board size and classified Board structure. For the reasons set forth below and based on the recommendation of the Compensation and Nominating Committee, the Board has determined that it is in the best interests of the Company and its shareholders to maintain the Company’s current seven-member size, cumulative voting procedure and classified Board structure.

Director Qualifications and Experience.   The Board believes the Company’s current Board size of seven directors, together with cumulative voting and a classified Board, are prudent and necessary for the protection of all shareholders. Because of the Sarbanes-Oxley Act of 2002, boards of directors are subject to higher corporate governance standards, including the requirement that a majority of members be independent. Today’s corporate governance standards also mandate that board members meet specified criteria and have appropriate expertise in a variety of areas, as appropriate for the future of the Company.

The Board is concerned that it may be impossible for the Board to have appropriate expertise needed for the future of the Company with only a five-member Board. As a result, a smaller Board may, in fact, be less effective than a seven-member Board. In addition, contrary to proponent’s belief that a smaller board would be more accountable to shareholders, all directors are accountable to the shareholders, regardless of the size of the Board, as described below.

Accountability to Shareholders and Strong Corporate Governance.   Shareholders already have a meaningful opportunity at each annual meeting of shareholders to communicate their views on the Board’s oversight of the management of the Company through the director election process. Each director is required to uphold his fiduciary duties to shareholders and the Company. Accountability depends on the selection of responsible and experienced individuals, not on the size of the Board.

Required Vote; Recommendation Only.   The affirmative vote of the holders of a majority of shares of the Common Stock present in person or represented by proxy at the Meeting is required to approve this Proposal Five. Shareholders should be aware that this proposal is simply a request that the Board take the actions stated in the proposal. Shareholder approval of Proposal Five would not automatically reduce the size of the Board to five. A formal amendment would need to be approved by the Board and submitted to a shareholder vote to amend the Articles of Incorporation. Any such amendment would require the affirmative vote of the holders of at least a majority of the Company’s issued and outstanding shares of Common Stock.

THE BOARD RECOMMENDS THAT
YOU VOTE AGAINST THIS PROPOSAL.

OTHER MATTERS

Other Business

The Board of Directors knows of no other business to be transacted at the Meeting. If any other business is properly brought before the Meeting, the persons named in the enclosed Proxy or their substitutes will vote in accordance with their best judgment on such matters.

Availability of Accountants

The Board of Directors appointed MHM as the Corporation’s principal accountants for the fiscal year ending April 30, 2007. Representatives of MHM are expected to be present at the Meeting. An opportunity will be provided for the representatives to make a statement, if they desire to do so, and to respond to appropriate shareholder questions.

Deadline for Receipt of Shareholders’ Proposals

Proposals of shareholders of the Corporation which are intended to be presented by the Corporation at the Corporation’s 2008 annual meeting of shareholders must be received by the Corporation no later than May 18, 2008, so that they may be included in the Proxy Statement relating to that meeting.

Notice of shareholder proposals to be acted on at the Corporation’s 2008 annual meeting that the shareholder does not seek to include in the Corporation’s Proxy Statement pursuant to Rule 14a-8 of Regulation 14A of the Exchange Act that are received by the Corporation after July 25, 2008, will be considered untimely.

General

In order that your shares may be represented if you do not plan to attend the Meeting, and in order to assure the required quorum and voting, please sign, date and return the enclosed Proxy promptly.

BY ORDER OF THE BOARD OF DIRECTORS

H. James Serrone
Secretary of the Corporation

PROXY

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

TOROTEL, INC.

620 North Lindenwood Drive

Olathe, KS  66062

The undersigned hereby appoints H. James Serrone, as Proxy, with the power to appoint his substitute, and hereby authorizes him to represent and to vote, as designated below, all the shares of common stock of Torotel, Inc. held of record by the undersigned on August 31, 2007, at the Annual Meeting of Shareholders to be held on October 15, 2007, and any adjournments thereof.

A.                                    ELECTION OF DIRECTORS – Torotel’s Board of Directors recommends a vote FOR the listed nominees.

1.               Nominees:

       FOR the nominees listed below.                                                    WITHHOLD AUTHORITY to vote for

(except as marked to the contrary below)              the nominees listed below.

Anthony H. Lewis (       )                     Stephen K. Swinson (       )

INSTRUCTION:  A checkmark in the box before “FOR the nominees” gives the Proxies full voting authority.  A checkmark in the box before “WITHHOLD AUTHORITY” precludes the Proxies voting on the nominees.  To withhold authority to vote for any individual nominee, strike a line through the nominee’s name above.  Unless you indicate otherwise, the Proxies will cumulate your votes and vote them in favor of the nominees.  If you do not wish to distribute your cumulative votes for the nominees, please indicate the number of votes to be cast for each nominee on your behalf following that nominee’s name.  Please note that you are allowed that number of votes which is equal to the number of shares owned by you multiplied by two (2).

B.                                    PROPOSAL OF MANAGEMENT – Torotel’s Board of Directors recommends a vote FOR Proposal 2.

2.               Approval of an amendment to the Corporation’s Articles of Incorporation to increase the number of authorized shares of common stock, par value $.01 per share, from 6,000,000 to 20,000,000.

   FOR                                                    AGAINST                                                             ABSTAIN

C.                                    SHAREHOLDER PROPOSALS – Torotel’s Board of Directors recommends a vote AGAINST Proposals 3, 4 and 5.

3.               Shareholder proposal permitting only shareholders to make, alter, amend, suspend or repeal the Corporation’s By-Laws.

   FOR                                                    AGAINST                                                             ABSTAIN

4.               Shareholder proposal to revoke a provision of the Corporation’s By-Laws to remove advance notice requirements for shareholders to bring business before a shareholder meeting.

   FOR                                                    AGAINST                                                             ABSTAIN

5.               Shareholder proposal to reduce number of Directors from seven to five.

   FOR                                                    AGAINST                                                             ABSTAIN

In his discretion, the Proxy is authorized to vote upon such other business as may properly come before the meeting.  In addition, in the event a nominee named herein is unable to serve, or for good cause will not serve, the Proxy is authorized to vote for the election of any other person as a director.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER.  IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED “FOR” ALL NOMINEES LISTED IN PROPOSAL 1 AND “FOR” PROPOSAL 2.  PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

Dated this day of , 2007.
Signature

Signature if held jointly

Please sign exactly as your name appears hereon.  When signing as attorney, executor, administrator, trustee, guardian or any similar representative capacity, please give your full title as such.  If a corporation, please sign in full corporate name by President or other authorized officer.  If a partnership, please sign in partnership name by authorized person.  When stock is held by joint tenants, both must sign.